EXHIBIT 10.1

                              Letter of Engagement
                              SBS Interactive, Co.
                                November 19, 2004


The following sets forth the agreement for the engagement of Trilogy Capital Partners, Inc. ("Trilogy") by SBS Interactive, Co. ("SBSS" or the "Company"):

TERM Six months, commencing as of the date set forth above (the "Initial Term"), and terminable thereafter upon 30 days' written notice.

OBJECTIVE           Trilogy will assist the Company with the preparation of
                    press releases that are factual in nature, website design, responses to communications from stockholders and strategic business planning, including budget preparation and product marketing. Trilogy will gather the data necessary to engage in financial marketing activities as provided in the "Critical Path Outline and Deliverables" provided to the Company with this agreement.

                    Trilogy will also develop, but not launch without permission from the Company, a proactive marketing program to increase awareness of the Company's technology to generate a significant increase in market capitalization. The marketing program will be structured and implemented by Trilogy to create extensive financial market and investor awareness for SBSS to drive long-term shareholder support. The core drivers of the program will be to create institutional and retail buying in the Company's stock through a proactive sales and marketing program emphasizing technology-driven communications, coupled with 1-to-1 selling and leveraging SBSS' image to attract additional long term investors and to create additional opportunities in M&A and Business Development. As share price is affected by various factors, Trilogy can give no assurance that the marketing program will result in an increase in the Company's stock price.

                    SBSS has advised Trilogy that it will file a registration statement under the Securities Act of 1933, as amended, registering the sale of shares of its Common Stock. Trilogy



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                    understands that during any period in which the Company is in "registration" for a public offering of securities, and during the distribution of such securities, the Company's investor relations efforts will be severely limited. However, it will be the responsibility of the Company (with the advice of its securities counsel) to determine what efforts are permissible and non-permissible during such periods, and Trilogy will follow the direction of the Company and its securities counsel.

RESPONSIBILITIES    Trilogy will assume the responsibilities of an in-house
                    Investor Relations Officer for SBSS on a full turnkey basis and provide advice to the Company's management on various aspects of the Company's business development on an "as needed" basis. In the capacity of advisor, Trilogy will provide the Company with database development and management, the preparation of factual press releases, image analysis, website overhaul and public relations. Trilogy will work in conjunction with the Company's management, securities counsel, investment bankers and auditors and under supervision of management.

                    Trilogy will provide the following services:

                    o    Campaign Development and Execution

                    o Press Announcements: drafting, approval and distribution

                    o    Messaging: institutional and retail

                    o Online presentations: drafting and production responsibilities

                    o Email messaging: targets: Retail and Institutional/ Other databases

                    o    Media including Interactives and PowerPoints

                    o Direct Mail: shareholder, media, SBSS relationship universe

                    o    Capital Conferences

FEES                $7,500 per month, with first payment due on execution.
                    Wiring information is set forth below.

EQUITY Compensation Concurrently herewith SBSS has issued to Trilogy Warrants to purchase 450,000 shares of its Common Stock, and SBSS and Trilogy have entered into an escrow agreement with Richardson and Patel, LLC, in the capacity of Escrow Agent, pursuant to which SBSS has deposited the shares issuable upon exercise of the Warrants for delivery to Trilogy against payment of the exercise price upon exercise by Trilogy.



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MARKETING BUDGET    Once it is able to begin financial marketing activities,
                    SBSS acknowledges that it will incur certain third party marketing costs related to the marketing program. Those costs will be approved in advance, in writing, by SBSS and in no event be greater than the following:

                    o     Month 1:       $20,000
                    o     Month 2:       $10,000
                    o     Months 3-6: $5,000 per month

                    Trilogy may finance some or all of these marketing costs provided that SBSS executes and delivers a secured promissory note in form and substance satisfactory to Trilogy for repayment of such costs, and SBSS and its subsidiaries grant to Trilogy a security interest in all of their assets (which security interest may be subordinate to an existing $100,000 loan to SBSS).

INDEMNIFICATION     The Company agrees to provide the indemnification set forth in Exhibit A attached hereto.

CORPORATE
OBLIGATIONS         The obligations of Trilogy are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Trilogy shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

ADDITIONAL
SERVICES If Trilogy is called upon to render services directly or indirectly relating to the subject matter of this Agreement, beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise), the Company shall pay to Trilogy a reasonable hourly rates for the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related costs and expenses and the reasonable legal fees and expenses of Trilogy's counsel.

SURVIVAL OF
CERTAIN
PROVISIONS          The Sections entitled "Indemnification" (including Exhibit
                    A"), "Corporate Obligations" and "Additional Services" shall



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                    survive any termination of this Agreement and Trilogy's
                    engagement pursuant to this Agreement. In addition, such termination shall not terminate Trilogy's right to compensation accrued through the date of termination and for reimbursement of expenses. Any purported termination of this Agreement by the Company prior to the end of the Initial Term, or any termination by Trilogy for non-payment or other material breach by the Company, shall not terminate Trilogy's right to the monthly fee through the entire Initial Term (as Trilogy's time and commitment are expected to be greater in the first part of its engagement).

SERVICES/COSTS      The compensation paid to Trilogy under this Agreement will cover all costs for Trilogy personnel. Trilogy travel and entertainment costs directly attributable to this program will be reimbursed on an actual cost basis upon submission of reasonable supporting documentation. The Company will approve airfare within the United States at coach rates.
                    Trilogy will not incur a single reimbursable expense of $250 or more without the express approval of SBSS.

ATTORNEYS' FEES     If any action or proceeding is brought to enforce or
                    interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court.

Governing Law California, without giving effect to the principles of conflicts of law thereof.


Agreed and Accepted:

SBS Interactive, Co.                          Trilogy Capital Partners, Inc.

By   /s/ Todd Gotlieb
Its  President                                By /s/ A.J. Cervantes
     ------------------------------             --------------------------------
                                                 A.J. Cervantes, President




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Wiring:

Trilogy Capital Partners, Inc.
Signature Bank New York
Private Client Group
New York, NY 10016
Account: 1500375287
ABA: 026013576





















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                                    EXHIBIT A

                           Indemnification Provisions


SBS Interactive, Co., (the "Company"), unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Trilogy Capital Partners, Inc. ("Trilogy") and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, representatives, contractors, successors and assigns (Trilogy and such persons are collectively referred to as the "Indemnified Persons") from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement, and any actions taken or omitted to be taken by an Indemnified Party in connection with this Agreement ("Indemnified Claim"). Without limiting the generality of the foregoing, such indemnification shall cover losses, claims, costs, expenses, liabilities and damages imposed on or incurred by the Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any misstatement of fact or omission of fact, or any inaccuracy in any information provided or approved by the Company in connection with the engagement, including information in any SEC filing, press release, website, marketing material or other document, whether or not the Indemnified Persons relied thereon or had knowledge thereof. In addition, the Company agrees to reimburse the Indemnified Persons for legal or other expenses reasonably incurred by them in respect of each Indemnified Claim at the time such expenses are incurred. Notwithstanding the foregoing, the Company shall not be obligated under the foregoing for any loss, claim, liability or damage which is finally determined to have resulted primarily from the willful misconduct, bad faith or negligence of the Indemnified Person.

If any proceeding shall be brought or asserted under these provisions against an Indemnified Person in respect of which indemnity may be sought under these provisions from the Company, the Indemnified Person shall give prompt written notice of such proceeding to the Company who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person (or if more than one, Trilogy), and the payment of all reasonable expenses; provided that any delay or failure to notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Company's obligations and liability under and pursuant to the indemnifications set forth in these provisions. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (i) the Company has agreed to pay such fees and expenses; or (ii) the Indemnified Person shall in good faith determine that there exists actual or potential conflicts of interest which make representation by the same counsel inappropriate and the Company refuses to provide separate counsel. In the event that the Company, within five days after notice of any such proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such proceeding, for the account of the Company, subject to the right of the Company to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person at any


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time prior to the settlement, compromise or final determination thereof by reimbursing the Indemnified Person for all fees and costs incurred to date. Anything in these provisions to the contrary notwithstanding, the Company shall not, without the prior written consent of Trilogy (if Trilogy is an Indemnified Person) or the Indemnified Person if Trilogy is not an Indemnified Person, settle or compromise any proceeding or consent to the entry of any judgment with respect to any proceeding; provided, however, that the Company may, without the Indemnified Person's prior written consent, settle or compromise any such proceeding or consent to entry of any judgment with respect to any such proceeding that requires solely the payment of money damages by the Indemnified Person and that includes as an unconditional term thereof, the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such proceeding.